UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2023

Callon Petroleum Company
(Exact name of registrant as specified in its charter)

DE	001-14039	64-0844345
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Briarlake Plaza
2000 W. Sam Houston Parkway S., Suite 2000
Houston, TX 77042

(Address of Principal Executive Offices, and Zip Code)

(281) 589-5200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CPE	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
☐    Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement
On May 3, 2023, Callon Petroleum Company (“Callon” or the “Company”) and Callon Petroleum Operating Company (“CPOC”), Callon’s wholly owned subsidiary, entered into a membership interest purchase agreement to acquire all of the issued and outstanding equity interests of Percussion Petroleum Operating II, LLC (“Percussion Target”) from Percussion Petroleum Management II, LLC (“Percussion Seller”). In a concurrent transaction, CPOC entered into a membership interest purchase agreement to divest all of the issued and outstanding equity interests of Callon (Eagle Ford) LLC (“Callon Eagle Ford”), CPOC’s wholly owned subsidiary, to Ridgemar Energy Operating, LLC (“Ridgemar”).
Percussion Membership Interest Purchase Agreement
Under the membership interest purchase agreement with Percussion Seller and Percussion Target (the “Percussion MIPA”), the total consideration for the equity interests acquired in Percussion Target (the “Percussion Acquisition”) is $255.0 million, which consists of $45.0 million in cash and $210.0 million in shares of Company common stock (determined by reference to a price per share designated pursuant to the terms of the Percussion MIPA) (the “Stock Consideration”), subject to customary purchase price adjustments. The agreed upon effective date of the transaction is January 1, 2023. In connection with the execution of the Percussion MIPA, CPOC has agreed to pay a deposit in the amount of $36.0 million (the “Acquisition Deposit”) within five business days following the execution of the Percussion MIPA. In connection with the Percussion Acquisition, the Company will also assume $220.0 million of Percussion Target’s indebtedness, existing hedges, transportation contract liabilities and potential earnout obligations up to $62.5 million should the WTI price of oil exceed certain thresholds in 2023, 2024, and 2025.
Consummation of the Percussion Acquisition is subject to the completion of various customary conditions, including, among others (1) the accuracy of the representations and warranties of the parties as of the closing date, (2) the performance of various covenants and agreements of the parties through the closing date and (3) the execution of certain ancillary documents. Additionally, the Company is not obligated to consummate the Percussion Acquisition unless the Eagle Ford Divestiture (as defined below) is consummated prior to or concurrently with the Percussion Acquisition. The Percussion Acquisition is expected to close on July 3, 2023.
The Percussion MIPA contains certain termination rights for CPOC and Percussion Seller, including the mutual right to terminate if the closing has not occurred by August 2, 2023 (subject to certain extensions to allow for HSR review of the Eagle Ford Divestiture), through no fault of the terminating party. If Percussion Seller terminates the Percussion MIPA because CPOC has failed to satisfy Percussion Seller’s conditions to closing through no fault of Percussion Seller or Percussion Target and the conditions to closing of CPOC have been satisfied or waived, Percussion Seller is entitled to terminate the Percussion MIPA and receive the Acquisition Deposit as liquidated damages. Additionally, if Percussion Seller terminates the Percussion MIPA at the outside date and at such time Ridgemar has the right to terminate the Ridgemar MIPA due to CPOC or Callon Eagle Ford failing to satisfy Ridgemar’s conditions to closing through no fault of Ridgemar and the conditions to closing of CPOC have been satisfied or waived, Percussion Seller is entitled to receive the Acquisition Deposit as liquidated damages. If CPOC has the right to terminate the Percussion MIPA because Percussion Seller or Percussion Target has failed to satisfy CPOC’s conditions to closing through no fault of CPOC and the conditions to closing of Percussion Seller have been satisfied or waived, CPOC is entitled to enforce specific performance against Percussion Seller or, if CPOC does not seek and successfully enforce specific performance, terminate the Percussion MIPA, receive back the Acquisition Deposit and seek to recover CPOC’s losses, damages and expenses suffered or incurred as a consequence of such termination from Percussion Seller, but in no case in an amount exceeding the Acquisition Deposit.
The Company also agreed to enter into a registration rights agreement with respect to the Stock Consideration at the closing of the Percussion Acquisition, with such agreement included as an exhibit to the Percussion MIPA.
The foregoing description of the Percussion MIPA is qualified in its entirety by reference to the text of the Percussion MIPA, which is filed herewith as Exhibit 10.1 to this Report and is incorporated in this Report by reference.
Ridgemar Membership Interest Purchase Agreement
Under the membership interest purchase agreement with Ridgemar (the “Ridgemar MIPA”), Ridgemar will pay total consideration for the equity interests in Callon Eagle Ford of $655.0 million in cash, subject to customary purchase price adjustments in accordance with the Ridgemar MIPA (such transaction thereunder, the “Eagle Ford Divestiture”). The agreed upon effective date of the transaction is January 1, 2023. In connection with the execution of the Ridgemar MIPA, Ridgemar has agreed to pay a deposit in the amount of approximately $49.1 million (the “Divestiture Deposit”) within five business days following the execution of the Ridgemar MIPA. The Ridgemar MIPA also provides for contingent consideration to CPOC as follows: in the event the NYMEX WTI crude oil price average for the calendar year 2024 (the “2024 WTI Price”) is at least $80.00 per barrel, Ridgemar will be required to pay CPOC $45.0 million of additional consideration in cash; however, if the 2024 WTI Price is less than $80.00 per barrel but at least $75.00 per barrel, Ridgemar will instead be required to pay CPOC $20.0 million of additional consideration in cash, in each case no later than January 31, 2025 (the “Contingent Consideration”). No Contingent Consideration will be payable to CPOC if the 2024 WTI Price is less than $75.00 per barrel.

Consummation of the Eagle Ford Divestiture is subject to the completion of various customary conditions, including, among others (1) the accuracy of the representations and warranties of the parties as of the closing date, (2) the performance of various covenants and agreements of the parties through the closing date, and (3) the execution of certain ancillary documents. The Eagle Ford Divestiture is expected to close on July 3, 2023.
The Ridgemar MIPA contains certain termination rights for CPOC and Ridgemar, including if the closing has not occurred by August 2, 2023 (subject to certain extensions to allow for HSR review), through no fault of the terminating party. If CPOC terminates the Ridgemar MIPA because Ridgemar has failed to satisfy CPOC’s conditions to closing through no fault of CPOC or Callon Eagle Ford and the conditions to closing of Ridgemar have been satisfied or waived, CPOC is entitled to terminate the Ridgemar MIPA and receive the Divestiture Deposit as liquidated damages. If Ridgemar has the right to terminate the Ridgemar MIPA because CPOC or Callon Eagle Ford has failed to satisfy Ridgemar’s conditions to closing through no fault of Ridgemar and the conditions to closing of CPOC have been satisfied or waived, Ridgemar is entitled to enforce specific performance against CPOC or, if Ridgemar does not seek and successfully enforce specific performance, terminate the Ridgemar MIPA, receive back the Divestiture Deposit and seek to recover Ridgemar’s losses, damages and expenses suffered or incurred as a consequence of such termination from CPOC, but in no case in an amount exceeding the Divestiture Deposit.
The foregoing description of the Ridgemar MIPA is qualified in its entirety by reference to the text of the Ridgemar MIPA, which is filed herewith as Exhibit 10.2 to this Report and is incorporated in this Report by reference.
Item 3.02. Unregistered Sales of Equity Securities
The description of the Stock Consideration in Item 1.01 of this Report is incorporated by reference into this Item 3.02. The shares will be issued pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.
Item 8.01. Other Events
On May 2, 2023, the board of directors (the “Board”) of the Company approved a share repurchase program (the “Share Repurchase Program”), pursuant to which the Company is authorized to repurchase up to $300.0 million of its outstanding common stock, contingent upon the consummation of the Percussion Acquisition and the Eagle Ford Divestiture. The Share Repurchase Program is effective upon the closing of the Percussion Acquisition and the Eagle Ford Divestiture and expires at the end of the second quarter of 2025. Repurchases under the Share Repurchase Program may be made, from time to time, in amounts and at prices the Company deems appropriate and may be made pursuant to a trading plan intended to qualify under Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, in the open market, through privately negotiated transactions, or otherwise in accordance with applicable federal securities laws. Repurchases by the Company under the Share Repurchase Program will be subject to a variety of factors, including the market price of the Company’s common stock, general market and economic conditions and applicable legal requirements. The Share Repurchase Program may be suspended, modified or discontinued by the Board at any time without prior notice.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Description

10.1
Membership Interest Purchase Agreement by and among Percussion Petroleum Management II, LLC, Percussion Petroleum Operating II, LLC, Callon Petroleum Operating Company and Callon Petroleum Company dated May 3, 2023.

10.2	Membership Interest Purchase Agreement by and among Callon Petroleum Operating Company, Callon (Eagle Ford) LLC and Ridgemar Energy Operating, LLC dated May 3, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Callon Petroleum Company
(Registrant)

May 8, 2023	/s/ Joseph C. Gatto, Jr.
Joseph C. Gatto, Jr.
President and Chief Executive Officer